Exhibit 99.1

PRESS RELEASE

Contact:	Will McDowell, Investor Relations – (215) 761-4198
Jon Sandberg, Media Relations – (860) 226-7253

CIGNA TERMINATES MERGER AGREEMENT WITH ANTHEM
•	Cigna Files Suit Seeking Declaratory Judgment, Termination Fee and Additional Damages Exceeding $13 Billion

•	Cigna Reaffirms Growth Plan, Expands Share Repurchase Authority to $3.7 Billion

BLOOMFIELD, Conn., February 14, 2017 – Cigna Corporation (NYSE: CI) today announced it has exercised its right to terminate the proposed merger agreement with Anthem, Inc. following the order on February 8, 2017 from the U.S. District Court for the District of Columbia enjoining the transaction. In light of the Court's ruling, Cigna believes that the transaction cannot and will not achieve regulatory approval and that terminating the agreement is in the best interest of Cigna's shareholders.
To effect this termination, Cigna has filed suit against Anthem in the Delaware Court of Chancery. The suit seeks declaratory judgment that Cigna has lawfully terminated the merger agreement and that Anthem is not permitted to extend the termination date.  The complaint seeks payment by Anthem of the $1.85 billion reverse termination fee contemplated in the merger agreement, as well as additional damages in an amount exceeding $13 billion. These additional damages include the amount of premium that Cigna shareholders did not realize as a result of the failed merger process.  This action is necessary to enforce and preserve Cigna's rights and protect the interests of its shareholders.  The company believes strongly in the merits of its case and hopes that this matter is rapidly resolved.
The decision to terminate the transaction and seek damages follows the District Court's findings that the merger would decrease competition and lessen choice in the "national accounts" market, in part because the members of the Blue Cross Blue Shield network work together to win national business, and that the competitive harm could not be offset by claimed efficiencies.
Cigna is disappointed in the outcome of this process.  Cigna believed from the outset that the merger of the two companies had the potential to expand choice, improve affordability and quality and further accelerate value-based care.  Anthem contracted for and assumed full responsibility to lead the federal and state regulatory approval process, as well as the litigation strategy, under the merger agreement.  Cigna fulfilled all of its contractual obligations and fully cooperated with Anthem throughout the approval process.

Future Growth
Cigna will continue to invest in innovative solutions and programs to engage and support customers in their health and life journeys and partner with health care professionals on leading value-based care programs. The company will continue to expand its proven footprint and capabilities across the globe for Individual and Employer customers. Cigna's approach of focusing on health care services over sick care financing has never been more critical.
Cigna's 2017 growth outlook for adjusted income from operations of 12%-18% will be further aided by the company's significant capital available for deployment.
Cigna is also announcing that its Board of Directors has expanded the company's share repurchase authority to an aggregate amount of $3.7 billion. Management has determined that it is prudent to cap the amount of the repurchase to $250 million per quarter until there is more clarity with respect to the litigation with Anthem. This amount is equivalent to the amount which would have been permitted if the merger agreement were still in effect.
The company looks forward to discussing its strategic growth plan, as well as its plans for future capital deployment, during an Investor Day to be held on March 29, 2017 in New York City.
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About Cigna

Cigna Corporation (NYSE: CI) is a global health service company dedicated to helping people improve their health, well-being and sense of security. All products and services are provided exclusively by or through operating subsidiaries of Cigna Corporation, including Connecticut General Life Insurance Company, Cigna Health and Life Insurance Company, Life Insurance Company of North America and Cigna Life Insurance Company of New York. Such products and services include an integrated suite of health services, such as medical, dental, behavioral health, pharmacy, vision, supplemental benefits, and other related products including group life, accident and disability insurance. Cigna maintains sales capability in 30 countries and jurisdictions, and has more than 90 million customer relationships throughout the world. To learn more about Cigna®, including links to follow us on Facebook or Twitter, visit www.cigna.com.

Note regarding share repurchases.  The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternate uses of capital.  The share repurchase program may be effected through open market purchases or privately negotiated transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, including through Rule 10b5-1 trading plans.  The program may be suspended or discontinued at any time.
Note regarding Non-GAAP Measures.  Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: net realized investment results, net amortization of other acquired intangible assets and special items.  Net amortization of other acquired intangible assets in 2015 included the one-time benefit of an acquisition in which the fair value of acquired net assets exceeded the purchase price.  Adjusted income (loss) from operations is a measure of profitability used by Cigna's management because it presents the underlying results of operations of Cigna's businesses and permits analysis of trends in underlying revenue, expenses and shareholders' net income.  This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders' net income.  Management is not able to provide a reconciliation to shareholders' net income (loss) on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results and (ii) future special items.  These items are inherently uncertain and depend on various factors, many of which are beyond our control. As such, any associated estimate and its impact on shareholders' net income could vary materially.  The Company believes it is reasonably likely that a guaranty fund assessment related to Penn Treaty Network America Insurance Company and its subsidiary American Network Insurance Company will be finalized in 2017.  Due to uncertainties surrounding this matter, the Company's share of this guaranty fund assessment is uncertain, but based on current information, is estimated to be approximately $85 million after tax.  The Company expects to treat this guaranty fund assessment as a special item.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release and oral statements made with respect to information contained in this press release may contain forward looking information within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward looking statements may include statements regarding the merger agreement and the transactions and litigation related thereto, future financial or operating performance, including our ability to deliver personalized and innovative value based solutions for our customers and clients; future growth, business strategy, or strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; and other statements regarding our future beliefs, expectations, plans intentions, financial condition or performance.  You may identify forward-looking statements by the use of words such as "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should," "will" or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.
Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: ongoing litigation with respect to the ruling, including Anthem's appeal of the ruling; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of the ruling; uncertainty as to litigation with respect to the termination of the merger agreement, the reverse termination fee, declaratory judgments with respect to the foregoing and/or contract and non-contract damages for claims filed against Anthem; the risk that a government entity or court of competent jurisdiction, in any litigation, arbitration or other forum, finds in any binding or non-binding decision that Cigna has not complied, in full or in part, with its obligations under the merger agreement or that Cigna is liable for any breach, willful or otherwise, of the merger agreement; uncertainty as to whether and, if so, when Anthem will pay the reverse termination fee; uncertainty as to litigation with respect to any suit initiated by Anthem against Cigna, including for damages with respect to the transactions contemplated in the merger agreement; competitive responses to the ruling; the inability to retain key personnel; our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; the impact of modifications to our operations and processes, including those in our disability business; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions; the substantial level of government regulation over our business and the potential effects of new laws or regulations, or changes in existing laws or regulations; the outcome of litigation, regulatory audits, including the CMS review and sanctions, investigations and actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; and unfavorable industry, economic or political conditions, including foreign currency movements; any changes in general economic and/or industry specific conditions, as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com.   You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.